UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

MEI Pharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41827	51-0407811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 250
San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 369-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm

On December 19, 2023, the Board of Directors (the Board) of MEI Pharma, Inc. (the Company) after a recommendation by the audit committee of the Board of MEI Pharma, Inc. (the Audit Committee), approved the dismissal of BDO USA, P.C. (BDO) as the Company’s independent registered public accounting firm.

The report of BDO on the Company’s consolidated financial statements for the years ended June 30, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended June 30, 2023 and 2022 and through the subsequent interim period through December 19, 2023, the Company has no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (Regulation S-K) and related instructions thereto, with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements.

There were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, and related instructions thereto, during the fiscal years ended June 30, 2023 and 2022, and through the subsequent interim period through December 19, 2023, except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (the 2022 10-K), the Company reported a material weakness in its internal control over financial reporting during such period. As disclosed in the 2022 10-K, in connection with the Company’s evaluation of the effectiveness of its internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended), the Company concluded that its internal control over financial reporting was not effective as of June 30, 2022. The material weakness related to the inadequate design and implementation of controls to evaluate and monitor the accounting for revenue recognition related to license agreements. As of June 30, 2023, the Company had remediated the material weakness. The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with BDO and has authorized BDO to respond fully to the inquiries of Deloitte & Touche LLP (Deloitte) concerning such material weakness.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has requested that BDO furnish it a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements above, and, if not, stating the respects in which it does not agree. BDO furnished the requested letter, and a copy is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of New Independent Registered Public Accounting Firm

On December 19, 2023, the Board appointed, upon the Audit Committee's recommendation, Deloitte as the Company’s new independent registered public accounting firm effective as of December 26, 2023. The Audit Committee conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024, in which the Audit Committee invited several firms to participate in this process.

During the fiscal year ended June 30, 2023 and the interim period from July 1, 2023 through December 26, 2023, neither the Company, nor anyone acting on its behalf, consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s consolidated financial statements, and Deloitte did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

16.1	BDO USA, P.C. letter dated December 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

Date:	December 26, 2023	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer and Secretary